                                                                       EXHIBIT 2

                        QUICKTURN DESIGN SYSTEMS, INC.

                                      AND

                               BANKBOSTON, N.A.
             (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF BOSTON)
                                 RIGHTS AGENT

                                AMENDMENT NO. 1
                                      TO
                       PREFERRED SHARES RIGHTS AGREEMENT


                          DATED AS OF AUGUST 25, 1998

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT


     Amendment No. 1 to Rights Agreement, dated as of August 25, 1998 ("AMENDMENT NO. 1"), between Quickturn Design Systems, Inc., a Delaware corporation (the "COMPANY"), and BankBoston, N.A. (formerly known as the First National Bank of Boston) (the "RIGHTS AGENT").

     WHEREAS, on January 10, 1996 the Company and the Rights Agent entered into a Rights Agreement (the "ORIGINAL AGREEMENT," as amended hereby is hereinafter referred to as the "AGREEMENT");

     WHEREAS, the Company, with the approval of the Board of the Directors of the Company, and the Rights Agent have mutually agreed to modify the terms of the Agreement in certain respects pursuant to this Amendment No. 1.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree that the Original Agreement is amended as follows:

 1.  Amendment of "Certain Definitions" Section.
     ------------------------------------------

     (a) Section 1(g) of the Original Agreement is hereby deleted in its entirety.

     (b) Section 1(h) of the Original Agreement is hereby deleted in its entirety and the following is substituted therefore:

          (g) "DISTRIBUTION DATE" shall mean the earlier of (i) the Close of Business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors) after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), (ii) except as otherwise provided in clause (iii) below, the Close of Business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, or (iii) with respect to (A) the tender offer (the "MENTOR TENDER OFFER") disclosed in a Tender Offer Statement on Schedule 14D-1, dated August 12, 1998, filed with the Securities and Exchange Commission by MGZ Corp., a Delaware corporation and wholly-owned subsidiary of Mentor Graphics Corporation, an Oregon corporation ("MENTOR"), and any amendment to such Mentor Tender Offer or (B) the commencement of a separate tender offer within the meaning of Rule 14d-2(a) of the General Rules and

          Regulations under the Exchange Act by Mentor or any Affiliate or Associate of Mentor, a date to be determined by the Company's Board of Directors.

     (c) Paragraphs (i) through (k) of Section 1 of the Original Agreement are hereby amended such that such paragraphs shall be labeled (h) through (j), respectively.

     (d) The following shall be inserted into Section 1 of the Agreement immediately following Section 1(j):

          (k) "INTERESTED PERSON" with respect to a Transaction shall mean any Person who (i) is or will become an Acquiring Person if such Transaction were to be consummated or an Affiliate or Associate of such a Person, and (ii) is, or directly or indirectly proposed, nominated or financially supported, a director of the Company in office at the time of consideration of such Transaction who was elected at an annual or special meeting of stockholders.

     (e) Section 1(l) of the Original Agreement is hereby deleted in its entirety.

     (f) Paragraphs (m) through (x) of Section 1 of the Original Agreement are hereby amended such that such paragraphs shall be labeled (l) through (w), respectively.

     (g) The following shall be inserted into Section 1 of the Original Agreement immediately following Section 1(w):

          (x) "TRANSACTION" shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of Common Shares which would result in a Person becoming an Acquiring Person.

2.   Amendment of "Adjustment of Purchase Price, Number of Shares or Number of
     -------------------------------------------------------------------------
Rights" Section. Section 11(a) of the Original Agreement is hereby deleted in
---------------
its entirety and the following is substituted therefore:

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares (by reverse stock split or otherwise) into a smaller number of Common Shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11(a) and Section 7(e) hereof: (1) each of the Rights outstanding at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to that number of Rights (calculated to the nearest one ten-thousandth (1/10,000) of a Right) equal to a fraction (the "EXCHANGE RATIO"), the numerator of which shall be the total number of Common Shares or shares of capital stock outstanding immediately following such subdivision, combination or reclassification and the denominator of which shall be the total number of Common Shares outstanding immediately prior to such time, and the number of Rights that shall thereafter be issued with respect to each Common Share or share of such other capital stock that shall become outstanding thereafter prior to the Distribution Date shall be equal to the total number of outstanding Rights immediately after such event (as adjusted pursuant to this clause
     (1)) divided by the total number of outstanding Common Shares or shares of such other capital stock immediately after such event (subject to further adjustment pursuant to the provisions of this Agreement); (2) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by dividing the Purchase Price in effect immediately prior to such time by the Exchange Ratio; provided, however, that in no event shall the
                                 --------  -------
     consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right; and (3) the number of Common Shares or shares of such other capital stock issuable upon the exercise of each Right shall remain unchanged immediately after such event, but, in the event of a reclassification, the kind of shares issuable upon the exercise of each Right immediately after such reclassification shall be adjusted to be the kind of shares of such other capital stock issued in such reclassification, rather than Common Shares. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) Subject to Section 24 of this Agreement, in the event a Triggering Event shall have occurred, then promptly following such Triggering Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Total Exercise Price, in lieu of a number of one-thousandths of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by multiplying the then-current Purchase Price by the then number of one-thousandths of a Preferred Share for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by 50% of the current per share market price (determined pursuant to Section 11(d) hereof) for Common Shares on the date of occurrence of the Triggering Event (such number of shares being hereinafter referred to as the "ADJUSTMENT SHARES").

          (iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Company, the Company shall): (A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (2) the Purchase Price (such excess, the "SPREAD") and (B) with respect to each Right, make adequate provision to substitute for such Common Shares, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (such shares or units of shares of preferred stock are herein called "common stock equivalents")), except to the extent that the Company has not obtained any necessary stockholder or regulatory approval for such issuance, (4) debt securities of the Company, except to the extent that the Company has not obtained any necessary stockholder or regulatory approval for such issuance, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however,
                                                             --------  -------
     if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of
     (x) the first occurrence of a Triggering Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "SECTION 11(A)(II) TRIGGER DATE"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), except to the extent that the Company has not obtained any necessary stockholder or regulatory approval for such issuance, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the "SUBSTITUTION PERIOD"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.

3.   Amendment of "Consolidation, Merger or Sale or Transfer of Assets or
     --------------------------------------------------------------------
Earning Power" Section. Section 13(d) of the Original Agreement is hereby
----------------------
deleted in its entirety and paragraphs (e) and (f) of Section 13 shall be relabeled paragraphs (d) and (e), respectively.

4.   Amendment of "Redemption" Section.  Section 23 of the Original Agreement is
     ---------------------------------
hereby deleted in its entirety and the following is substituted therefore:

     Section 23.  Redemption.
                  ----------

          (a) The Company may, at its option and with the approval of the Board of Directors, at any time prior to the Close of Business on the earlier of
     (i) the tenth day following the Shares Acquisition Date or such later date as may be determined by action of a majority of the Company's Board of Directors and publicly announced by the Company and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being herein referred to as the "REDEMPTION PRICE") and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the current per share market price thereof (as determined pursuant to Section 11(d) hereof) at the time of redemption) or cash. Such redemption of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (b) Notwithstanding the provision of Section 23(a), in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

          (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give or any defect in,
                 --------  -------
     any such notice shall not affect the validity of such redemption. Within ten (10) days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

5.   Amendment of "Exchange" Section.  Section 24 of the Original Agreement is
     -------------------------------
hereby deleted in its entirety and the following is substituted therefore:

     Section 24.  Exchange.
                  --------

          (a) Subject to applicable laws, rules and regulations, and subject to subsections (b) and (d) below, the Company may, at its option, by action of the Board of Directors, at any time after the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "RATIO OF EXCHANGE"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Notwithstanding the provision of Section 24(a), in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), the Rights shall not be exchanged pursuant to Section 24(a) if such exchange is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

          (c) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Ratio of Exchange. The Company shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice
     --------  -------
     shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(f) hereof) held by each holder of Rights.

          (d) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Company shall either take such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board of Directors, with respect to each Right (i) pay cash in an amount equal to the Current Value (as hereinafter defined), in lieu of issuing Common Shares in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing Common Shares in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by majority vote of the Board of Directors, or (iii) deliver any combination of cash, property, Common Shares and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this Section 24(d) only, the Current Value shall mean the product of the current per share market price of Common Shares (determined pursuant to Section 11(e) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of Common Shares for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(d), the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Common Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

          (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current per share market value of a whole Common Share (as determined pursuant to the second sentence of Section 11(e) hereof).

          (f) The Company may, at its option, by majority vote of the Board of Directors, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board of Directors, based upon the advice of one or more nationally recognized investment banking firms.

          (g) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (f) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board of Directors in accordance with subsection (f) above. The Company shall give public notice of any such exchange; provided, however, that the failure to
                    --------  -------
     give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

6.   Amendment to "Supplements and Amendments" Section.  Section 27 of the
     -------------------------------------------------
Original Agreement is hereby deleted in its entirety and the following is substituted therefore:

     Section 27.  Supplements and Amendments.
                  --------------------------

         (a) Prior to the Distribution Date, the Company may supplement or amend this Agreement in any respect without the approval of any holders of Rights and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. From and after the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement
                                                     --------
     may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         (b) Notwithstanding the provisions of Section 27(a), in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), this Agreement shall not be supplemented or amended in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

7.   Amendment of "Determinations and Actions by the Board of Directors, etc."
     -------------------------------------------------------------------------
Section.  Section 29 of the Original Agreement is hereby deleted in its entirety
-------
and the following is substituted therefore:

       Section 29.  Determinations and Actions by the Board of Directors, etc.
                    ----------------------------------------------------------
     For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Rights.

8.   Amendment of "Exhibit C".  Exhibit C of the Original Agreement is hereby
     ------------------------
deleted in its entirety and Exhibit C as attached hereto is substituted therefore.

9.   Ratification of Original Agreement.  Except as amended hereby, the Original
     ----------------------------------
Agreement remains unchanged and is ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Rights Agreement to be duly executed as of the day and year first above written.

"COMPANY"                           QUICKTURN DESIGN SYSTEMS, INC.


                                    By: /s/ Keith R. Lobo
                                        -------------------------------------
                                        Keith R. Lobo
                                        President and Chief Executive Officer


"RIGHTS AGENT"                      BANKBOSTON, N.A.


                                    By: /s/ Geoffrey D. Anderson
                                        ---------------------------------------

                                    Name: Geoffrey D. Anderson
                                         --------------------------------------
                                    Title:  Director
                                         --------------------------------------





                     [AMENDMENT NO. 1 TO RIGHTS AGREEMENT]

                                   EXHIBIT C
                                   ---------

                        QUICKTURN DESIGN SYSTEMS, INC.

                            STOCKHOLDER RIGHTS PLAN

                               Summary of Rights
                               -----------------


Distribution and        The Board of Directors has declared a dividend of one
----------------        Right for each outstanding share of Common Stock of
Transfer of Rights;     Quickturn Design Systems, Inc. (the "COMPANY"). Prior
-------------------     to the Distribution Date referred to below, the Rights
Rights Certificate:     will be evidenced by and trade with the certificates
------------------      for the Common Stock. After the Distribution Date, the
                        Company will mail Rights certificates to the Company's stock holders and the Rights will become transferable apart from the Common Stock.

Distribution Date:      Rights will separate from the Common Stock and become
-----------------       exercisable on the earlier of (i) the tenth day (or such
                        later date as may be determined by a majority of the Company's Board of Directors) after a person or group acquires beneficial ownership of 15% or more of the Company's Common Stock, (ii) the tenth day (or such later date as may be determined by the Company's Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's Common Stock, or (iii) with respect to
                        (A) the tender offer (the "TENDER OFFER") disclosed in a Tender Offer Statement on Schedule 14D-1, dated August
                        12, 1998, filed with the Securities and Exchange
                        Commission by MGZ Corp., a Delaware corporation and wholly-owned subsidiary of Mentor Graphics Corporation, an Oregon corporation ("MENTOR"), and any amendment to such Tender Offer or (B) the commencement of a separate tender offer within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act by
                        Mentor or any Affiliate or Associate of Mentor, a date to be determined by the Company's Board of Directors.

Preferred Stock         After the Distribution Date, each Right will entitle the
---------------         holder to purchase, for fifty dollars ($50) a fraction
Purchasable Upon        of a share of the Company's Preferred Stock with
----------------        economic terms similar to that of one share of the
Exercise of Rights:     Company's Common Stock.
------------------

Flip-In:                If an acquiror obtains 15% or more of the Company's
-------                 Common Stock, thereby becoming an "ACQUIRING PERSON",
                        then each Right (other than Rights owned by an Acquiring
                        ----
                        Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of the Company's Common Stock having a then current market value of twice the exercise price.

Flip-Over:              If, after the Shares Acquisition Date (defined below),
---------               (a) the Company merges into another entity, (b) an
                        acquiring entity merges into the Company or (c) the
                        Company sells more than 50% of the Company's assets or
                        earning power, then each Right (other than Rights owned
                                       ----
                        by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Common Stock of the person engaging in the transaction having a then current market value of twice the exercise price.

Exchange Provision:     At any time after an event triggering the flip-in or
------------------      flip-over rights and prior to the acquisition by the
                        Acquiring Person of 50% or more of the outstanding
                        Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per Right
                        (subject to adjustment).

Redemption of           Rights will be redeemable at the Company's option for
-------------           $0.01 per Right at any time on or prior to the
the Rights:             Distribution Date, (i.e., the tenth day (or such later
----------              date as may be determined by the Company's Board of
                        Directors) after public announcement that a person has acquired beneficial ownership of 15% or more of the Company's Common Stock (the "SHARES ACQUISITION DATE")).

Expiration of           The Rights expire on the earliest of (a) January 10,
-------------           2006, (b) exchange or redemption of the Rights as
the Rights:             described above, or (c) consummation of a merger or
----------              consolidation resulting in expiration of the Rights as
                        described above.

Amendment of            The terms of the Rights and the Rights Agreement may be
------------            amended in any respect without the consent of the Rights
Terms of Rights:        holders on or prior to the Distribution Date;
---------------         thereafter, the terms of the Rights and the Rights
                        Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Delay of Exchange,      The Company's ability to exchange or redeem the Rights
------------------      and the Company's ability to amend the Rights Agreement
Redemption              will be prohibited for a period of 180 days following
----------              the election of a majority of the Company's directors if
or Amendment            it would have the purpose or effect of facilitating a
------------            Transaction with an Interested Person.

Voting Rights:          Rights will not have any voting rights.
-------------

Anti-Dilution           Rights will have the benefit of certain customary anti-
-------------           dilution provisions.
Provisions:
----------

Taxes:                  The Rights distribution should not be taxable for
-----                   federal income tax purposes. However, following an
                        event which renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

The foregoing is a summary of certain principal terms of the Stockholder Rights Plan only and is qualified in its entirety by reference to the detailed terms of the Rights Agreement dated as of January 10, 1996, as amended, between the Company and the Rights Agent.





                                      -3-